EXHIBIT 99.1

NEWS RELEASE
COMERICA REPORTS SECOND QUARTER 2006 EARNINGS
Growth Market Momentum Drives Double-Digit Loan Growth
DETROIT/July 20, 2006 — Comerica Incorporated (NYSE: CMA) today reported second quarter 2006 earnings of $200 million, or $1.22 per diluted share, compared to $194 million, or $1.18 per diluted share, for the first quarter 2006 and $217 million, or $1.28 per diluted share, for the second quarter 2005.

(dollar amounts in millions, except per share data)	2nd Qtr ’06	1st Qtr ’06	2nd Qtr ’05
Net interest income	$502	$479	$483
Provision for loan losses	27	(27)	2
Noninterest income	225	215	219
Noninterest expenses
Provision for credit losses on lending-related commitments	1	13	(3)
Noninterest expenses — other	404	436	386

Total noninterest expenses	405	449	383
Provision for income taxes	95	70	100
Income before cumulative effect of change in accounting principle	200	202	217
Cumulative effect of change in accounting principle, net of tax	—	(8)	—
Net income	200	194	217
Diluted EPS before cumulative effect of change in accounting principle	1.22	1.23	1.28
Diluted EPS	1.22	1.18	1.28

Return on average common shareholders’ equity	15.50%	15.33%	16.99%
Net interest margin	3.83	3.80	4.09
“The second quarter was a solid one for Comerica, with financial results that reflect the successful execution of our strategy,” said Ralph W. Babb Jr., chairman and chief executive officer. “Revenue increased, primarily as a result of accelerated loan growth in our fastest growing markets, Texas and the West. We continue to invest in banking centers and people in those markets to bring greater geographic balance to our operations. In the second quarter, we continued to control expenses and our net interest margin was stable.”
Second Quarter and Six-Month 2006 Highlights
Second Quarter 2006 Compared to First Quarter 2006
•	Total revenue increased $33 million, or 5 percent over the first quarter 2006, and $25 million, or 4 percent, over the second quarter 2005.

•	On an annualized basis, average loans increased 15 percent, an accelerated pace from the first quarter, with growth in all geographic markets including 21 percent in the Western market, 34 percent in the Texas market and 5 percent in Midwest & Other Markets (growth rates exclude Financial Services Division loans).

•	The net interest margin was 3.83 percent in the second quarter 2006, up from 3.80 percent in the first quarter 2006.

•	Credit quality remained strong, with net loan charge-offs at 15 basis points for the second quarter of 2006, virtually unchanged from the first quarter of 2006.

•	Noninterest expenses decreased $44 million from the first quarter 2006, which included a tax-related item.

•	Early in the second quarter 2006, Comerica began to explore the possibility of a sale of its stake in Munder Capital Management, an investment services affiliate.

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COMERICA REPORTS SECOND QUARTER 2006 EARNINGS — 2
First Six Months of 2006 compared to First Six Months of 2005
•	Total revenue grew 4 percent. Average loan growth was 7 percent, excluding Financial Services Division loans, with 14 percent growth in the Western market, 15 percent growth in the Texas market and one percent growth in Midwest & Other Markets.

•	Net loan charge-offs were at 15 basis points for the first six months of 2006, down from 31 basis points in the same period in 2005. Nonperforming assets were down 29 percent to $174 million at June 30, 2006, compared to $246 million at June 30, 2005.

•	Noninterest expenses increased 13 percent, more than half of which was related to interest on tax liabilities ($15 million), share-based compensation ($15 million) and credit-related costs ($24 million).

•	Earnings per diluted share, before the cumulative effect of a change in accounting principle ($0.05) in 2006, were $2.45, compared to $2.44 in 2005.
Net Interest Income
Net interest income was $502 million for the second quarter 2006, compared to $479 million for the first quarter 2006 and $483 million for the second quarter 2005. The $23 million increase in net interest income from the first quarter 2006 level resulted principally from earning asset growth and the impact of one more day ($5 million) in the second quarter 2006. Average earning assets of $52.4 billion for the second quarter 2006 increased $1.4 billion from the first quarter 2006, primarily the result of a $1.3 billion increase in average loans to $47.8 billion for the second quarter 2006. Average Financial Services Division loans (primarily low-rate) declined $352 million. Average deposits of $42.0 billion for the second quarter 2006 increased $823 million from the first quarter 2006. Total average noninterest-bearing deposits of $13.6 billion remained consistent with first quarter 2006 levels. Average Financial Services Division noninterest-bearing deposits increased $110 million to $4.8 billion in the second quarter 2006, compared to the first quarter 2006.
The net interest margin was 3.83 percent in the second quarter 2006, compared to 3.80 percent in the first quarter 2006 and 4.09 percent in the second quarter 2005. When compared to the first quarter 2006, the second quarter 2006 net interest margin was positively impacted by lower average Financial Services Division loans (primarily low-rate) and a higher benefit from noninterest-bearing sources of funds, partially offset by competitive loan pricing and the margin impact of loan growth in excess of deposit growth.
Noninterest Income
Noninterest income was $225 million for the second quarter 2006, compared to $215 million for the first quarter 2006 and $219 million for the second quarter 2005. Most categories of noninterest income were stable in the second quarter 2006, with increases generated from investment advisory revenue and card fees. Certain categories of noninterest income are highlighted in the table below.

(in millions)	2nd Qtr ’06	1st Qtr ’06	2nd Qtr ’05
Other noninterest income
Impairment on assets held-for-sale	$—	$(5)	$—
Income (net of write-downs) from unconsolidated venture capital and private equity investments	—	2	(5)
Risk management hedge ineffectiveness	(1)	(2)	5
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COMERICA REPORTS SECOND QUARTER 2006 EARNINGS — 3
Noninterest Expenses
Noninterest expenses were $405 million for the second quarter 2006, compared to $449 million for the first quarter 2006 and $383 million for the second quarter 2005. The decrease in noninterest expenses from the first quarter 2006 was primarily the result of lower credit-related costs, including the provision for credit losses on lending-related commitments and other real estate expenses ($15 million), share-based compensation expense ($5 million), pension expense ($5 million), and customer services expense ($4 million). These decreases were partially offset by an increase in regular salaries and incentives expenses ($9 million). The change in noninterest expenses caused by interest on tax liabilities is explained below.
Certain categories of noninterest expenses are highlighted in the table below. Customer services expense varies from period-to-period as a result of changes in the level of noninterest-bearing deposits in the Corporation’s Financial Services Division, the earnings credit allowance provided on these deposits, and a competitive environment.

(in millions)	2nd Qtr ’06	1st Qtr ’06	2nd Qtr ’05
Salaries
Salaries — regular	$158	$155	$148
Severance	1	1	1
Incentives	35	29	35
Share-based compensation	16	21	13

Total salaries	210	206	197
Employee benefits — pension expense	7	12	8
Customer services	9	13	10
Provision for credit losses on lending-related commitments	1	13	(3)
Other noninterest expenses
Interest on tax liabilities	(6)	26	3
Tax-Related Items
The second quarter 2006 interest on tax liabilities (included in noninterest expenses) was reduced by $6 million due to the settlement of various refund claims with the Internal Revenue Service. In the first quarter 2006, the previously reported completion of the examination of the Corporation’s federal tax returns for the years 1996 through 2000 and an updated assessment of reserves resulted in a decrease in federal taxes of $16 million and an increase in interest on tax liabilities of $23 million (included in noninterest expenses).
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COMERICA REPORTS SECOND QUARTER 2006 EARNINGS — 4
Credit Quality
“Credit quality remained solid in the second quarter as our metrics reflected the continued stability and good performance of our loan portfolio,” said Babb.

(dollar amounts in millions)	2nd Qtr ’06	1st Qtr ’06	2nd Qtr ’05
Net loan charge-offs	$18	$17	$29
Net lending-related commitment charge-offs	1	5	—

Total net credit-related charge-offs	19	22	29
Net loan charge-offs/Average total loans	0.15%	0.14%	0.27%

Provision for loan losses	$27	$(27)	$2
Provision for credit losses on lending-related commitments	1	13	(3)

Total provision for credit losses	28	(14)	(1)

Nonperforming assets (NPAs)	174	141	246
NPAs/Total loans & other real estate	0.37%	0.32%	0.57%

Allowance for loan losses	$481	$472	$609
Allowance for credit losses on lending-related commitments*	41	41	15

Total allowance for credit losses	522	513	624
Allowance for loan losses/Total loans	1.04%	1.06%	1.41%
Allowance for loan losses/NPAs	278	334	248

*	Included in “Accrued expenses and other liabilities” on the consolidated balance sheets
During the second quarter 2006, $51 million of loans greater than $2 million were transferred to nonaccrual status, an increase of $31 million from the first quarter 2006. Nonperforming assets were $174 million at June 30, 2006, an increase of $33 million from March 31, 2006.
Potential Sale of Munder Capital Management
Comerica is considering the sale of its stake in Munder Capital Management, which provides investment advisory services to institutions, municipalities, unions, charitable organizations and private investors, and also serves as investment advisor for Munder Funds. Comerica has retained Morgan Stanley and Co., Incorporated to act as financial advisor. There is no assurance that a transaction will occur. As of June 30, 2006, Munder Capital Management had approximately $41 billion in total assets under management. These assets include $9.1 billion in actively managed equity securities; $6.3 billion in fixed income securities; $9.7 billion in cash management assets; and $15.9 billion in index assets. Munder’s contribution to Comerica’s pre-tax income was $8 million for the first six months of 2006, which excludes the $12 million pre-tax cumulative effect of adopting Statement of Financial Accounting Standards (SFAS) No. 123 (R), related to the accounting for options and restricted shares of Munder. Munder’s contribution to Comerica’s pre-tax income for 2005 was $18 million, which excludes the $53 million pre-tax gain on the sale of its interest in Framlington Group Limited. Comerica intends to use the proceeds from any sale of Munder to advance its strategy of investing in growth markets and businesses, and to repurchase shares. In anticipation of a potential transaction, Comerica ceased repurchasing its stock during the second quarter. Comerica will be resuming its share repurchase program.
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COMERICA REPORTS SECOND QUARTER 2006 EARNINGS — 5
Balance Sheet and Capital Management
Total assets and common shareholders’ equity were $57.1 billion and $5.2 billion, respectively, at June 30, 2006, compared to $56.4 billion and $5.1 billion, respectively, at March 31, 2006. There were approximately 162 million shares outstanding at both June 30, 2006 and March 31, 2006. Comerica’s second quarter 2006 estimated tier 1 common, tier 1 and total risk-based capital ratios were 7.69 percent, 8.26 percent and 11.55 percent, respectively.
Full Year 2006 Outlook
•	High-single digit average loan growth excluding Financial Services Division loans

•	Average full year net interest margin of about 3.80 percent

•	Credit-related net charge-offs of 15 to 20 basis points of average loans and, for the remainder of 2006, a provision for credit losses slightly in excess of credit-related net charge-offs

•	Low-single digit noninterest income growth, excluding net gain on sales of businesses

•	Low-single digit noninterest expense growth, excluding the provision for credit losses on lending-related commitments (included in above outlook for the provision for credit losses)

•	Active capital management
Business Segments
Comerica’s operations are strategically aligned into three major business segments: the Business Bank, the Retail Bank, and Wealth & Institutional Management. The Finance Division also is included as a segment. The financial results below are based on the internal business unit structure of the Corporation and methodologies in effect at June 30, 2006 and are presented on a fully taxable equivalent (FTE) basis.
The following table presents net income (loss) by business segment.

(dollar amounts in millions)	2nd Qtr ’06		1st Qtr ’06		2nd Qtr ’05

Business Bank	$140	71%	$144	77%	$169	72%
Retail Bank	37	19	36	19	50	21
Wealth & Institutional Management	20	10	8	4	17	7

	197	100%	188	100%	236	100%
Finance	(7)		(3)		(18)
Other*	10		9		(1)

Total	$200		$194		$217

*	Includes items not directly associated with the three major business segments or the Finance Division
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COMERICA REPORTS SECOND QUARTER 2006 EARNINGS — 6
Net income for the Business Bank was $140 million for the second quarter 2006, compared to $144 million for the first quarter 2006. Net interest income (FTE) of $333 million in the second quarter 2006 increased $19 million from the first quarter 2006, primarily due to an increase in loan balances and deposit spreads and the impact of one more day in the second quarter. Average loans of $38.2 billion in the second quarter increased $1.3 billion, or 14 percent on an annualized basis, compared to the first quarter 2006, primarily due to increases in the Middle Market, Commercial Real Estate, and National Dealer Services businesses. Average deposits of $17.9 billion in the second quarter 2006 decreased $1.0 billion, compared to the first quarter 2006, with a majority of the decrease in interest-bearing deposits in the Financial Services Division and Global Corporate Banking deposits. The net interest margin increased three basis points to 3.48 percent for the second quarter 2006, compared to the first quarter 2006. The provision for loan losses increased $35 million, due to loan growth and stable credit quality trends. Noninterest income of $71 million in the second quarter 2006 increased $8 million from the first quarter 2006, primarily due to an increase in warrant income and a $5 million impairment charge on assets held-for-sale recorded in the first quarter 2006. Second quarter 2006 noninterest expenses of $177 million decreased $10 million from the first quarter 2006, primarily due to decreases in the provision for credit losses on lending-related commitments and customer services expense.
Net Income for the Retail Bank was $37 million for the second quarter 2006, compared to $36 million for the first quarter 2006. Net interest income (FTE) of $161 million in the second quarter 2006 increased $6 million compared to the first quarter 2006, primarily due to an increase in deposit spreads, as second quarter 2006 loan and deposit balances were relatively unchanged compared to the first quarter 2006. The net interest margin increased 11 basis points to 3.86 percent for the second quarter 2006, compared to the first quarter 2006. The provision for loan losses increased $1 million, primarily due to higher charge-offs in the second quarter of 2006. Noninterest income of $54 million in the second quarter 2006 increased $4 million compared to the first quarter 2006. Noninterest expenses of $152 million in the second quarter 2006 increased $7 million from the first quarter 2006, due in part to increases in salaries and employee benefits, advertising, and other real estate expenses. Comerica opened four banking centers in the second quarter 2006 and seven year-to-date, and is on target to open 24 banking centers in 2006, 23 of which are in the fastest growing markets.
Net income for Wealth and Institutional Management was $20 million for the second quarter 2006, compared to $8 million for the first quarter 2006. Net interest income (FTE) of $39 million in the second quarter 2006 increased $1 million compared to the first quarter 2006. Second quarter 2006 average loans of $3.5 billion and average deposits of $2.5 billion were flat compared to the first quarter 2006. The second quarter 2006 net interest margin of 4.43 percent increased seven basis points compared to the first quarter 2006. The second quarter 2006 provision for loan losses decreased $1 million compared to the first quarter 2006. Second quarter 2006 noninterest income of $86 million increased $2 million from first quarter 2006, primarily due to an increase in investment advisory fees. Second quarter 2006 noninterest expenses of $95 million decreased $3 million compared to the first quarter 2006, in part due to a decrease in other real estate expenses. In addition, there was an $8 million, net of tax, transition adjustment related to the adoption of SFAS No. 123 (R) recorded in the first quarter 2006 associated with Munder Capital Management.
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COMERICA REPORTS SECOND QUARTER 2006 EARNINGS — 7
Geographic Market Segments
Comerica also provides market segment results for four primary geographic markets: Midwest & Other Markets, Western, Texas and Florida. The financial results below are based on methodologies in effect at June 30, 2006 and are presented on a FTE basis.
The following table presents net income (loss) by market segment.

(dollar amounts in millions)	2nd Qtr ’06		1st Qtr ’06		2nd Qtr ’05

Midwest & Other Markets	$112	57%	$102	55%	$108	46%
Western	64	32	61	32	94	40
Texas	20	10	21	11	30	12
Florida	1	1	4	2	4	2

	197	100%	188	100%	236	100%
Finance & Other*	3		6		(19)

Total	$200		$194		$217

*	Includes items not directly associated with the four primary geographic markets
Net income for the Midwest and Other markets was $112 million in the second quarter 2006, compared to $102 million in the first quarter 2006. Net interest income (FTE) of $276 million in the second quarter 2006 increased $10 million from the first quarter 2006, primarily due to an increase in average loan balances and deposit spreads and the impact of one more day in the second quarter, partially offset by a decrease in deposit balances. Average loans of $24.0 billion in the second quarter 2006 increased $282 million, or five percent annualized, compared to the first quarter 2006. Average deposits of $18.3 billion in the second quarter 2006 decreased $395 million compared to the first quarter 2006. The net interest margin increased six basis points to 4.59 percent for the second quarter 2006, compared to the first quarter 2006. The provision for loan losses increased $22 million, primarily due to loan growth and a slight decrease in credit quality. Noninterest income of $155 million in the second quarter 2006 increased $8 million compared to the first quarter 2006, primarily due to an increase in investment advisory income and a $5 million impairment on assets held-for-sale recorded in the first quarter 2006. Noninterest expenses of $252 million in the second quarter 2006 decreased $11 million compared to the first quarter 2006, primarily due to decreases in the provision for credit losses on lending related commitments. In addition, there was an $8 million, net of tax, transition adjustment related to the adoption of SFAS No. 123 (R) recorded in the first quarter 2006 associated with Munder Capital Management.
Net income for the Western market was $64 million for the second quarter 2006, compared to $61 million for the first quarter 2006. Net interest income (FTE) of $180 million in the second quarter 2006 increased $11 million from the first quarter 2006, primarily due to an increase in average loan balances and deposit spreads. Excluding the Financial Services Division, average loans of $13.5 billion in the second quarter 2006 increased $687 million, or 21 percent on an annualized basis, primarily due to increases in the Middle Market Banking, National Dealer Services, Commercial Real Estate and Global Corporate Banking businesses. Average deposits of $14.9 billion in the second quarter 2006 decreased $539 million compared to the first quarter 2006, primarily due to a decrease in interest-bearing deposits in the Financial Services Division. The second quarter 2006 net interest margin increased 15 basis points to 4.48 percent, primarily due to an increase in average demand deposits, a decrease in higher cost interest-bearing deposits, and a decrease in low interest rate loans in the Financial Services Division. The provision for loan losses increased $7 million, primarily due to loan growth, partially offset by credit quality improvements. Noninterest income of $34 million in the second quarter 2006 increased $6 million compared to the first quarter 2006, primarily due to an increase in warrant income. Second quarter 2006 noninterest expenses of $110 million increased $1 million from the first quarter 2006.
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COMERICA REPORTS SECOND QUARTER 2006 EARNINGS — 8
Net income for the Texas market was $20 million for the second quarter 2006, compared to $21 million for the first quarter 2006. Net interest income (FTE) of $65 million for the second quarter 2006 increased $4 million compared the first quarter 2006, primarily due to an increase in average loan balances and deposit spreads. Average loans of $5.8 billion in the second quarter 2006 increased $459 million, or 34 percent on an annualized basis, compared to the first quarter 2006, primarily due to increases in the Middle Market and Energy Lending businesses. Average deposits of $3.7 billion for the second quarter 2006 were flat compared to the first quarter. The net interest margin of 4.44 percent for the second quarter 2006 declined 11 basis points, compared to the first quarter 2006, as a result of a change in funding mix associated with rapid loan growth. The provision for loan losses increased $2 million, primarily due to loan growth, partially offset by credit quality improvements. Noninterest income of $19 million in the second quarter 2006 increased $1 million from the first quarter 2006. Noninterest expenses of $54 million in the second quarter 2006 increased $4 million compared to the first quarter 2006.
Net income for the Florida market was $1 million for the second quarter 2006 compared to $4 million for the first quarter 2006. Second quarter 2006 net interest income (FTE) of $12 million increased $1 million compared to the first quarter 2006. Second quarter 2006 average loans of $1.8 billion increased $231 million, compared to the first quarter 2006. Second quarter 2006 deposits of $312 million were flat compared to the first quarter 2006. The second quarter 2006 provision for loan losses increased $4 million primarily due to the decline in the credit quality of a specific customer. Second quarter 2006 noninterest income of $3 million decreased $1 million compared to the first quarter 2006. Noninterest expenses of $8 million were unchanged compared to the first quarter 2006.
Conference Call and Webcast
Comerica will host a conference call to review second quarter 2006 financial results at 8 a.m. ET Thursday, July 20, 2006. Interested parties may access the conference call by calling (706) 679-5261 (event ID No. 2081567). The call and supplemental financial information can also be accessed on the Internet at www.comerica.com. A replay will be available approximately two hours following the conference call for a period of one year. The conference call replay can be accessed by calling (800) 642-1687 or (706) 645-9291 (event ID No. 2081567). A replay of the Webcast can also be accessed via Comerica’s “Investor Relations” page at www.comerica.com.
Comerica Incorporated is a financial services company headquartered in Detroit, strategically aligned into three major business segments: the Business Bank, the Retail Bank, and Wealth & Institutional Management. Comerica focuses on relationships and helping businesses and people to be successful. Comerica Bank locations can be found in Michigan, California, Texas, Florida and Arizona, with select businesses operating in several other states, and Canada and Mexico.
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COMERICA REPORTS SECOND QUARTER 2006 EARNINGS — 9
Forward-looking Statements
Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “outcome,” “continue,” “remain,” “maintain,” “trend,” “objective” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica’s management based on information known to Comerica’s management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica’s management for future or past operations, products or services, and forecasts of Comerica’s revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries, estimates of credit trends and global stability. Such statements reflect the view of Comerica’s management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica’s actual results could differ materially from those discussed. Factors that could cause or contribute to such differences are changes in the pace of an economic recovery and related changes in employment levels, the effects of war and other armed conflicts or acts of terrorism, the effects of natural disasters including, but not limited to, hurricanes, tornadoes, earthquakes and floods, the disruption of private or public utilities, the implementation of Comerica’s strategies and business models, management’s ability to maintain and expand customer relationships, management’s ability to retain key officers and employees, changes in the accounting treatment of any particular item, the impact of regulatory examinations, declines or other changes in the businesses or industries in which Comerica has a concentration of loans, including, but not limited to, automotive production, the anticipated performance of any new banking centers, the entry of new competitors in Comerica’s markets, changes in the level of fee income, changes in applicable laws and regulations, including those concerning taxes, banking, securities and insurance, changes in trade, monetary and fiscal policies, including the interest rate policies of the Board of Governors of the Federal Reserve System, fluctuations in inflation or interest rates, changes in general economic conditions and related credit and market conditions and adverse conditions in the stock market. Comerica cautions that the foregoing list of factors is not exclusive. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995

Media Contacts:	Investor Contacts:
Sharon R. McMurray	Paul E. Burdiss
(313) 222-4881	(313) 222-2840

Wayne J. Mielke	Paul Jaremski
(313) 222-4732	(313) 222-6317

     CONSOLIDATED FINANCIAL HIGHLIGHTS
     Comerica Incorporated and Subsidiaries

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(in millions, except per share data)	2006	2006	2005	2006	2005

PER SHARE AND COMMON STOCK DATA
Diluted income before cumulative effect of change in accounting principle	$1.22	$1.23	$1.28	$2.45	$2.44
Diluted net income	1.22	1.18	1.28	2.40	2.44
Cash dividends declared	0.59	0.59	0.55	1.18	1.10
Common shareholders’ equity (at period end)	31.99	31.39	30.60

Average diluted shares (in thousands)	163,439	164,057	169,608	163,738	170,404

KEY RATIOS
Return on average common shareholders’ equity	15.50%	15.33%	16.99%	15.42%	16.36%
Return on average assets	1.41	1.41	1.68	1.41	1.63
Average common shareholders’ equity as a percentage of average assets	9.09	9.17	9.88	9.13	9.93
Tier 1 common capital ratio *	7.69	7.66	7.88
Tier 1 risk-based capital ratio *	8.26	8.24	8.49
Total risk-based capital ratio *	11.55	11.68	12.08
Leverage ratio *	9.87	9.84	10.36

AVERAGE BALANCES
Commercial loans	$27,587	$26,620	$24,122	$27,106	$23,688
Real estate construction loans	3,816	3,530	3,101	3,674	3,077
Commercial mortgage loans	9,229	8,998	8,513	9,114	8,415
Residential mortgage loans	1,537	1,492	1,357	1,515	1,333
Consumer loans	2,533	2,660	2,673	2,596	2,703
Lease financing	1,299	1,298	1,283	1,298	1,272
International loans	1,801	1,881	2,185	1,841	2,210

Total loans	47,802	46,479	43,234	47,144	42,698

Earning assets	52,371	50,977	47,412	51,678	47,031
Total assets	56,611	55,277	51,635	55,947	51,195
Interest-bearing deposits	28,446	27,589	25,005	28,020	25,332
Total interest-bearing liabilities	36,704	35,371	30,501	36,041	30,441
Noninterest-bearing deposits	13,575	13,609	14,995	13,591	14,560
Common shareholders’ equity	5,146	5,072	5,100	5,109	5,086

NET INTEREST INCOME
Net interest income (fully taxable equivalent basis)	$503	$480	$484	$983	$945
Fully taxable equivalent adjustment	1	1	1	2	2
Net interest margin	3.83%	3.80%	4.09%	3.82%	4.04%

CREDIT QUALITY
Nonaccrual loans	$157	$122	$212
Other real estate	17	19	34

Total nonperforming assets	174	141	246

Loans 90 days past due and still accruing	15	16	24

Gross charge-offs	25	25	43	$50	$89
Recoveries	7	8	14	15	22

Net charge-offs	18	17	29	35	67
Net lending-related commitment charge-offs	1	5	—	6	—

Total net credit-related charge-offs	19	22	29	41	67

Allowance for loan losses	481	472	609
Allowance for credit losses on lending-related commitments	41	41	15

Total allowance for credit losses	522	513	624

Allowance for loan losses as a percentage of total loans	1.04%	1.06%	1.41%
Net loans charged off as a percentage of average total loans	0.15	0.14	0.27	0.15%	0.31%
Nonperforming assets as a percentage of total loans and other real estate	0.37	0.32	0.57
Allowance for loan losses as a percentage of total nonperforming assets	278	334	248

ADDITIONAL DATA
Goodwill	$213	$213	$247
Other intangibles	1	1	1
Loan servicing rights	16	17	19
Deferred mutual fund distribution costs	6	6	7

*	June 30, 2006 ratios are estimated

     CONSOLIDATED BALANCE SHEETS
     Comerica Incorporated and Subsidiaries

	June 30,	March 31,	December 31,	June 30,
(in millions, except share data)	2006	2006	2005	2005

ASSETS
Cash and due from banks	$1,664	$1,685	$1,609	$1,687
Short-term investments	2,381	3,027	1,159	3,402
Investment securities available-for-sale	3,980	4,251	4,240	3,947

Commercial loans	25,928	24,738	23,545	23,690
Real estate construction loans	3,958	3,679	3,482	3,168
Commercial mortgage loans	9,363	9,146	8,867	8,536
Residential mortgage loans	1,568	1,516	1,485	1,394
Consumer loans	2,493	2,607	2,697	2,701
Lease financing	1,325	1,292	1,295	1,296
International loans	1,764	1,761	1,876	2,239

Total loans	46,399	44,739	43,247	43,024
Less allowance for loan losses	(481)	(472)	(516)	(609)

Net loans	45,918	44,267	42,731	42,415

Premises and equipment	522	516	510	481
Customers’ liability on acceptances outstanding	74	60	59	35
Accrued income and other assets	2,541	2,635	2,705	2,722

Total assets	$57,080	$56,441	$53,013	$54,689

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$15,199	$15,772	$15,666	$19,236
Interest-bearing deposits	28,927	28,324	26,765	24,817

Total deposits	44,126	44,096	42,431	44,053

Short-term borrowings	442	1,901	302	108
Acceptances outstanding	74	60	59	35
Accrued expenses and other liabilities	1,162	1,228	1,192	1,067
Medium- and long-term debt	6,087	4,062	3,961	4,309

Total liabilities	51,891	51,347	47,945	49,572

Common stock — $5 par value:
Authorized — 325,000,000 shares
Issued — 178,735,252 shares at 6/30/06, 3/31/06, 12/31/05 and 6/30/05	894	894	894	894
Capital surplus	494	466	461	433
Accumulated other comprehensive loss	(226)	(198)	(170)	(99)
Retained earnings	4,978	4,880	4,796	4,546
Less cost of common stock in treasury — 16,534,470 shares at 6/30/06, 16,461,565 shares at 3/31/06, 15,834,985 shares at 12/31/05 and 11,513,612 shares at 6/30/05	(951)	(948)	(913)	(657)

Total shareholders’ equity	5,189	5,094	5,068	5,117

Total liabilities and shareholders’ equity	$57,080	$56,441	$53,013	$54,689

     CONSOLIDATED STATEMENTS OF INCOME
     Comerica Incorporated and Subsidiaries

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions, except per share data)	2006	2005	2006	2005

INTEREST INCOME
Interest and fees on loans	$794	$616	$1,517	$1,182
Interest on investment securities	45	34	89	69
Interest on short-term investments	8	5	13	11

Total interest income	847	655	1,619	1,262

INTEREST EXPENSE
Interest on deposits	236	122	435	230
Interest on short-term borrowings	45	9	87	12
Interest on medium- and long-term debt	64	41	116	77

Total interest expense	345	172	638	319

Net interest income	502	483	981	943
Provision for loan losses	27	2	—	3

Net interest income after provision for loan losses	475	481	981	940

NONINTEREST INCOME
Service charges on deposit accounts	54	54	108	108
Fiduciary income	45	43	90	89
Commercial lending fees	15	16	30	28
Letter of credit fees	15	18	31	38
Foreign exchange income	9	9	19	18
Brokerage fees	10	9	20	17
Investment advisory revenue, net	19	12	36	22
Card fees	12	9	23	18
Bank-owned life insurance	10	10	23	19
Warrant income	4	3	5	5
Net securities gains (losses)	1	—	(1)	—
Other noninterest income	31	36	56	67

Total noninterest income	225	219	440	429

NONINTEREST EXPENSES
Salaries	210	197	416	386
Employee benefits	46	44	97	91

Total salaries and employee benefits	256	241	513	477
Net occupancy expense	30	28	61	60
Equipment expense	15	14	29	28
Outside processing fee expense	22	20	43	37
Software expense	14	11	28	23
Customer services	9	10	22	21
Litigation and operational losses	3	7	4	10
Provision for credit losses on lending-related commitments	1	(3)	14	(6)
Other noninterest expenses	55	55	140	107

Total noninterest expenses	405	383	854	757

Income before income taxes and cumulative effect of change in accounting principle	295	317	567	612
Provision for income taxes	95	100	165	196

Income before cumulative effect of change in accounting principle	200	217	402	416
Cumulative effect of change in accounting principle, net of tax	—	—	(8)	—

NET INCOME	$200	$217	$394	$416

Basic earnings per common share:
Income before cumulative effect of change in accounting principle	$1.24	$1.29	$2.49	$2.47
Net income	1.24	1.29	2.44	2.47

Diluted earnings per common share:
Income before cumulative effect of change in accounting principle	1.22	1.28	2.45	2.44
Net income	1.22	1.28	2.40	2.44

Cash dividends declared on common stock	96	92	192	185
Dividends per common share	0.59	0.55	1.18	1.10

CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
Comerica Incorporated and Subsidiaries

	Second	First	Fourth	Third	Second	Second Quarter 2006 Compared To:
	Quarter	Quarter	Quarter	Quarter	Quarter	First Quarter 2006		Second Quarter 2005
(in millions, except per share data)	2006	2006	2005	2005	2005	Amount	Percent	Amount	Percent

INTEREST INCOME
Interest and fees on loans	$794	$723	$698	$674	$616	$71	9.8%	$178	29.0%
Interest on investment securities	45	44	41	38	34	1	3.5	11	31.4
Interest on short-term investments	8	5	6	7	5	3	45.3	3	34.4

Total interest income	847	772	745	719	655	75	9.7	192	29.2

INTEREST EXPENSE
Interest on deposits	236	199	171	147	122	37	18.6	114	93.7
Interest on short-term borrowings	45	42	24	16	9	3	8.5	36	N/M
Interest on medium- and long-term debt	64	52	49	44	41	12	23.1	23	54.9

Total interest expense	345	293	244	207	172	52	17.9	173	100.6

Net interest income	502	479	501	512	483	23	4.6	19	3.8
Provision for loan losses	27	(27)	(20)	(30)	2	54	N/M	25	N/M

Net interest income after provision for loan losses	475	506	521	542	481	(31)	(6.3)	(6)	(1.4)

NONINTEREST INCOME
Service charges on deposit accounts	54	54	55	55	54	—	0.9	—	1.5
Fiduciary income	45	45	44	44	43	—	(0.3)	2	3.9
Commercial lending fees	15	15	19	16	16	—	(4.1)	(1)	(9.8)
Letter of credit fees	15	16	14	18	18	(1)	(0.8)	(3)	(12.9)
Foreign exchange income	9	10	10	9	9	(1)	(2.1)	—	(1.2)
Brokerage fees	10	10	9	10	9	—	(5.1)	1	7.9
Investment advisory revenue, net	19	17	15	14	12	2	9.3	7	66.6
Card fees	12	11	11	10	9	1	11.1	3	22.6
Bank-owned life insurance	10	13	10	9	10	(3)	(28.2)	—	(5.8)
Warrant income	4	1	2	2	3	3	N/M	1	36.3
Net securities gains (losses)	1	(2)	—	—	—	3	N/M	1	N/M
Net gain on sales of businesses	—	—	55	1	—	—	N/M	—	N/M
Other noninterest income	31	25	37	44	36	6	21.9	(5)	(13.2)

Total noninterest income	225	215	281	232	219	10	4.9	6	2.9

NONINTEREST EXPENSES
Salaries	210	206	225	209	197	4	2.5	13	6.4
Employee benefits	46	51	47	46	44	(5)	(10.4)	2	3.5

Total salaries and employee benefits	256	257	272	255	241	(1)	(0.1)	15	5.9
Net occupancy expense	30	31	31	30	28	(1)	(1.4)	2	7.1
Equipment expense	15	14	14	14	14	1	11.6	1	11.4
Outside processing fee expense	22	21	22	19	20	1	7.8	2	13.4
Software expense	14	14	14	12	11	—	(1.6)	3	21.2
Customer services	9	13	19	29	10	(4)	(32.5)	(1)	(9.8)
Litigation and operational losses	3	1	4	4	7	2	142.6	(4)	(57.1)
Provision for credit losses on lending-related commitments	1	13	25	(1)	(3)	(12)	(92.9)	4	N/M
Other noninterest expenses	55	85	86	60	55	(30)	(36.0)	—	0.3

Total noninterest expenses	405	449	487	422	383	(44)	(9.6)	22	5.8

Income before income taxes and cumulative effect of change in accounting principle	295	272	315	352	317	23	7.9	(22)	(7.2)
Provision for income taxes	95	70	108	114	100	25	34.8	(5)	(5.5)

Income before cumulative effect of change in accounting principle	200	202	207	238	217	(2)	(1.4)	(17)	(8.0)
Cumulative effect of change in accounting principle, net of tax	—	(8)	—	—	—	8	N/M	—	N/M

NET INCOME	$200	$194	$207	$238	$217	$6	2.6%	$(17)	(8.0)%

Basic earnings per common share:
Income before cumulative effect of change in accounting principle	$1.24	$1.25	$1.27	$1.43	$1.29	$(0.01)	(0.8)%	$(0.05)	(3.9)%
Net income	1.24	1.20	1.27	1.43	1.29	0.04	3.3	(0.05)	(3.9)

Diluted earnings per common share:
Income before cumulative effect of change in accounting principle	1.22	1.23	1.25	1.41	1.28	(0.01)	(0.8)	(0.06)	(4.7)
Net income	1.22	1.18	1.25	1.41	1.28	0.04	3.4	(0.06)	(4.7)

Cash dividends declared on common stock	96	96	90	92	92	—	(0.3)	4	4.4
Dividends per common share	0.59	0.59	0.55	0.55	0.55	—	—	0.04	7.3

N/M — Not meaningful

ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES
Comerica Incorporated and Subsidiaries

	2006		2005
(in millions)	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr

Balance at beginning of period	$472	$516	$558	$609	$636

Loans charged-off:
Commercial	16	12	14	20	29
Real estate construction:
Real estate construction business line	—	—	1	1	—
Other	—	—	—	—	—

Total real estate construction	—	—	1	1	—
Commercial mortgage:
Commercial real estate business line	—	—	—	—	2
Other	3	2	1	4	5

Total commercial mortgage	3	2	1	4	7
Residential mortgage	—	—	1	—	—
Consumer	4	3	3	6	3
Lease financing	1	6	18	13	3
International	1	2	—	3	1

Total loans charged-off	25	25	38	47	43

Recoveries on loans previously charged-off:
Commercial	5	4	13	23	12
Real estate construction	—	—	—	—	—
Commercial mortgage	—	2	1	1	1
Residential mortgage	—	—	—	—	—
Consumer	1	1	2	2	—
Lease financing	—	—	—	—	—
International	1	1	—	—	1

Total recoveries	7	8	16	26	14

Net loans charged-off	18	17	22	21	29
Provision for loan losses	27	(27)	(20)	(30)	2

Balance at end of period	$481	$472	$516	$558	$609

Allowance for loan losses as a percentage of total loans	1.04%	1.06%	1.19%	1.33%	1.41%

Net loans charged-off as a percentage of average total loans	0.15	0.14	0.20	0.18	0.27

ANALYSIS OF THE ALLOWANCE FOR CREDIT LOSSES ON LENDING-RELATED COMMITMENTS
Comerica Incorporated and Subsidiaries

	2006		2005
(in millions)	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr

Balance at beginning of period	$41	$33	$14	$15	$18
Charge-offs on lending-related commitments (1)	1	5	6	—	—
Provision for credit losses on lending-related commitments	1	13	25	(1)	(3)

Balance at end of period	$41	$41	$33	$14	$15

Unfunded lending-related commitments sold	$16	$52	$20	$—	$18

(1) Charge-offs result from the sale of unfunded lending-related commitments.

NONPERFORMING ASSETS
Comerica Incorporated and Subsidiaries

	2006		2005
(in millions)	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr

SUMMARY OF NONPERFORMING ASSETS AND PAST DUE LOANS
Nonaccrual loans:
Commercial	$74	$53	$65	$81	$125
Real estate construction:
Real estate construction business line	5	2	3	4	8
Other	—	—	—	—	2

Total real estate construction	5	2	3	4	10
Commercial mortgage:
Commercial real estate business line	11	11	6	9	9
Other	35	29	29	35	32

Total commercial mortgage	46	40	35	44	41
Residential mortgage	1	1	2	1	2
Consumer	3	2	2	1	2
Lease financing	12	7	13	39	9
International	16	17	18	16	23

Total nonaccrual loans	157	122	138	186	212
Reduced-rate loans	—	—	—	—	—

Total nonperforming loans	157	122	138	186	212
Other real estate	17	19	24	34	34

Total nonperforming assets	$174	$141	$162	$220	$246

Nonperforming loans as a percentage of total loans	0.34%	0.27%	0.32%	0.44%	0.49%
Nonperforming assets as a percentage of total loans and other real estate	0.37	0.32	0.37	0.52	0.57
Allowance for loan losses as a percentage of total nonperforming assets	278	334	319	253	248
Loans past due 90 days or more and still accruing	$15	$16	$16	$14	$24

ANALYSIS OF NONACCRUAL LOANS
Nonaccrual loans at beginning of period	$122	$138	$186	$212	$269
Loans transferred to nonaccrual (1)	51	20	28	81	47
Nonaccrual business loan gross charge-offs (2)	(21)	(21)	(34)	(40)	(38)
Loans transferred to accrual status (1)	—	—	(11)	—	—
Nonaccrual business loans sold (3)	—	(9)	(4)	(19)	—
Payments/Other (4)	5	(6)	(27)	(48)	(66)

Nonaccrual loans at end of period	$157	$122	$138	$186	$212

(1) Based on an analysis of nonaccrual loans with book balances greater than $2 million.
(2) Analysis of gross loan charge-offs:

Nonaccrual business loans	$21	$21	$34	$40	$38
Performing watch list loans	—	1	—	1	2
Consumer loans and residential mortgage loans	4	3	4	6	3

Total gross loan charge-offs	$25	$25	$38	$47	$43

(3) Analysis of loans sold:

Nonaccrual business loans	$—	$9	$4	$19	$—
Performing watch list loans	15	30	15	34	7

Total loans sold	$15	$39	$19	$53	$7

(4) Net change related to nonaccrual loans with balances less than $2 million, other than business loan gross charge-offs and nonaccrual loans sold, are included in Payments/Other.

ANALYSIS OF NET INTEREST INCOME (FTE)
Comerica Incorporated and Subsidiaries

	Three Months Ended
	June 30, 2006			March 31, 2006			June 30, 2005
	Average		Average	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Commercial loans (1) (2)	$27,587	$467	6.80%	$26,620	$412	6.27%	$24,122	$329	5.46%
Real estate construction loans	3,816	82	8.63	3,530	72	8.24	3,101	54	6.99
Commercial mortgage loans (1)	9,229	166	7.24	8,998	155	6.97	8,513	129	6.06
Residential mortgage loans	1,537	23	6.02	1,492	22	5.88	1,357	20	5.75
Consumer loans	2,533	45	7.07	2,660	45	6.83	2,673	38	5.75
Lease financing	1,299	14	4.10	1,298	13	4.03	1,283	13	4.08
International loans	1,801	31	6.88	1,881	30	6.56	2,185	31	5.77
Business loan swap income (expense)	—	(33)	—	—	(25)	—	—	3	—

Total loans (2)	47,802	795	6.67	46,479	724	6.31	43,234	617	5.72

Investment securities available-for-sale	4,088	45	4.27	4,154	44	4.10	3,681	34	3.67
Short-term investments	481	8	6.31	344	5	6.17	497	5	4.54

Total earning assets	52,371	848	6.47	50,977	773	6.12	47,412	656	5.54

Cash and due from banks	1,561			1,648			1,697
Allowance for loan losses	(485)			(512)			(645)
Accrued income and other assets	3,164			3,164			3,171

Total assets	$56,611			$55,277			$51,635

Money market and NOW deposits (1)	$15,330	106	2.78	$16,595	105	2.57	$17,190	77	1.80
Savings deposits (1)	1,480	3	0.75	1,476	2	0.65	1,568	1	0.42
Certificates of deposit (1) (3)	6,216	60	3.83	5,887	51	3.52	5,409	35	2.56
Institutional certificates of deposit	4,327	54	5.04	2,624	30	4.62	100	1	3.17
Foreign office time deposits	1,093	13	4.87	1,007	11	4.26	738	8	4.23

Total interest-bearing deposits	28,446	236	3.33	27,589	199	2.93	25,005	122	1.96

Short-term borrowings	3,720	45	4.90	3,753	42	4.52	1,182	9	3.06
Medium- and long-term debt	4,538	64	5.65	4,029	52	5.22	4,314	41	3.83

Total interest-bearing sources	36,704	345	3.77	35,371	293	3.36	30,501	172	2.26

Noninterest-bearing deposits (1)	13,575			13,609			14,995
Accrued expenses and other liabilities	1,186			1,225			1,039
Common shareholders’ equity	5,146			5,072			5,100

Total liabilities and shareholders’ equity	$56,611			$55,277			$51,635

Net interest income/rate spread (FTE)		$503	2.70		$480	2.76		$484	3.28

FTE adjustment		$1			$1			$1

Impact of net noninterest-bearing sources of funds			1.13			1.04			0.81

Net interest margin (as a percentage of average earning assets) (FTE) (2)			3.83%			3.80%			4.09%

(1) FSD balances included above:
Loans (primarily low-rate)	$2,557	$4	0.60%	$2,909	$3	0.43%	$1,139	$1	0.55%
Interest-bearing deposits	1,764	17	3.88	2,286	21	3.74	2,569	18	2.77
Noninterest-bearing deposits	4,793			4,683			5,949
(2) Impact of FSD loans (primarily low-rate) on the following:
Commerical loans			(0.63)%			(0.72)%			(0.24)%
Total loans			(0.34)			(0.40)			(0.14)
Net interest margin (FTE) (assuming loans were funded by noninterest-bearing deposits)			(0.18)			(0.22)			(0.09)
(3) Excludes institutional certificates of deposit

ANALYSIS OF NET INTEREST INCOME (FTE)
Comerica Incorporated and Subsidiaries

	Six Months Ended
	June 30, 2006			June 30, 2005
	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate

Commercial loans (1) (2)	$27,106	$879	6.54%	$23,688	$615	5.23%
Real estate construction loans	3,674	154	8.44	3,077	103	6.74
Commercial mortgage loans (1)	9,114	321	7.11	8,415	247	5.92
Residential mortgage loans	1,515	45	5.95	1,333	38	5.67
Consumer loans	2,596	90	6.94	2,703	74	5.53
Lease financing	1,298	27	4.06	1,272	26	4.10
International loans	1,841	61	6.72	2,210	61	5.60
Business loan swap income (expense)	—	(58)	—	—	20	—

Total loans (2)	47,144	1,519	6.49	42,698	1,184	5.59

Investment securities available-for-sale	4,121	89	4.19	3,735	69	3.64
Short-term investments	413	13	6.25	598	11	3.92

Total earning assets	51,678	1,621	6.30	47,031	1,264	5.41

Cash and due from banks	1,604			1,668
Allowance for loan losses	(498)			(665)
Accrued income and other assets	3,163			3,161

Total assets	$55,947			$51,195

Money market and NOW deposits (1)	$15,959	211	2.67	$17,499	146	1.68
Savings deposits (1)	1,478	5	0.70	1,575	3	0.41
Certificates of deposit (1) (3)	6,053	111	3.68	5,301	64	2.42
Institutional certificates of deposit	3,480	84	4.89	232	3	2.68
Foreign office time deposits	1,050	24	4.58	725	14	3.98

Total interest-bearing deposits	28,020	435	3.13	25,332	230	1.83

Short-term borrowings	3,736	87	4.71	814	12	2.97
Medium- and long-term debt	4,285	116	5.45	4,295	77	3.61

Total interest-bearing sources	36,041	638	3.57	30,441	319	2.11

Noninterest-bearing deposits (1)	13,591			14,560
Accrued expenses and other liabilities	1,206			1,108
Common shareholders’ equity	5,109			5,086

Total liabilities and shareholders’ equity	$55,947			$51,195

Net interest income/rate spread (FTE)		$983	2.73		$945	3.30

FTE adjustment		$2			$2

Impact of net noninterest-bearing sources of funds			1.09			0.74

Net interest margin (as a percentage of average earning assets) (FTE) (2)			3.82%			4.04%

(1) FSD balances included above:
Loans (primarily low-rate)	$2,732	$7	0.51%	$1,224	$3	0.54%
Interest-bearing deposits	2,024	38	3.80	2,605	34	2.61
Noninterest-bearing deposits	4,738			5,549
(2) Impact of FSD loans (primarily low-rate) on the following:
Commerical loans			(0.68)%			(0.26)%
Total loans			(0.37)			(0.15)
Net interest margin (FTE) (assuming loans were funded by noninterest-bearing deposits)			(0.20)			(0.11)
(3) Excludes institutional certificates of deposit

CONSOLIDATED STATISTICAL DATA
Comerica Incorporated and Subsidiaries

	June 30,	March 31,	December 31,	September 30,	June 30,
(in millions, except per share data)	2006	2006	2005	2005	2005

Commercial loans:
Floor plan	$3,166	$3,078	$2,847	$2,065	$2,766
Other	22,762	21,660	20,698	20,689	20,924

Total commercial loans	25,928	24,738	23,545	22,754	23,690
Real estate construction loans:
Real estate construction business line	3,222	2,996	2,831	2,674	2,587
Other	736	683	651	615	581

Total real estate construction loans	3,958	3,679	3,482	3,289	3,168
Commercial mortgage loans:
Commercial real estate business line	1,537	1,483	1,450	1,440	1,465
Other	7,826	7,663	7,417	7,260	7,071

Total commercial mortgage loans	9,363	9,146	8,867	8,700	8,536
Residential mortgage loans	1,568	1,516	1,485	1,444	1,394
Consumer loans:
Home equity	1,740	1,748	1,775	1,818	1,867
Other consumer	753	859	922	878	834

Total consumer loans	2,493	2,607	2,697	2,696	2,701
Lease financing	1,325	1,292	1,295	1,286	1,296
International loans	1,764	1,761	1,876	1,972	2,239

Total loans	$46,399	$44,739	$43,247	$42,141	$43,024

Goodwill	$213	$213	$213	$247	$247
Other intangible assets	1	1	1	1	1
Loan servicing rights	16	17	19	19	19
Deferred mutual fund distribution costs	6	6	6	7	7

Tier 1 common capital ratio*	7.69%	7.66%	7.78%	7.98%	7.88%
Tier 1 risk-based capital ratio*	8.26	8.24	8.38	8.60	8.49
Total risk-based capital ratio *	11.55	11.68	11.65	12.07	12.08
Leverage ratio*	9.87	9.84	9.97	10.07	10.36

Book value per share	$31.99	$31.39	$31.11	$30.81	$30.60

Market value per share for the quarter:
High	$60.10	$58.62	$60.25	$63.38	$59.29
Low	50.12	54.23	53.60	56.80	53.17
Close	51.99	57.97	56.76	58.90	57.80

Quarterly ratios:
Return on average common shareholders’ equity	15.50%	15.33%	16.28%	18.59%	16.99%
Return on average assets	1.41	1.41	1.53	1.78	1.68
Efficiency ratio	55.88	64.35	62.21	56.63	54.49

Number of banking offices	378	374	383	372	366

Number of employees — full time equivalent	10,718	10,687	10,816	10,779	10,826
* June 30, 2006 ratios are estimated

PARENT COMPANY ONLY BALANCE SHEETS
Comerica Incorporated

	June 30,	December 31,	June 30,
(in millions, except share data)	2006	2005	2005

ASSETS
Cash and due from subsidiary bank	$—	$11	$—
Short-term investments with subsidiary bank	459	264	280
Investment in subsidiaries, principally banks	5,607	5,587	5,640
Premises and equipment	3	3	3
Other assets	151	257	293

Total assets	$6,220	$6,122	$6,216

LIABILITIES AND SHAREHOLDERS’ EQUITY
Long-term debt	$795	$813	$829
Other liabilities	236	241	270

Total liabilities	1,031	1,054	1,099

Common stock — $5 par value:
Authorized — 325,000,000 shares
Issued — 178,735,252 shares at 6/30/06, 12/31/05 and 6/30/05	894	894	894
Capital surplus	494	461	433
Accumulated other comprehensive loss	(226)	(170)	(99)
Retained earnings	4,978	4,796	4,546
Less cost of common stock in treasury — 16,534,470 shares at 6/30/06, 15,834,985 shares at 12/31/05 and 11,513,612 shares at 6/30/05	(951)	(913)	(657)

Total shareholders’ equity	5,189	5,068	5,117

Total liabilities and shareholders’ equity	$6,220	$6,122	$6,216

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
Comerica Incorporated and Subsidiaries

				Accumulated
				Other			Total
	Common Stock		Capital	Comprehensive	Retained	Treasury	Shareholders’
(in millions, except per share data)	In Shares	Amount	Surplus	Loss	Earnings	Stock	Equity

BALANCE AT JANUARY 1, 2005	170.5	$894	$421	$(69)	$4,331	$(472)	$5,105
Net income	—	—	—	—	416	—	416
Other comprehensive loss, net of tax	—	—	—	(30)	—	—	(30)

Total comprehensive income							386
Cash dividends declared on common stock ($1.10 per share)	—	—	—	—	(185)	—	(185)
Purchase of common stock	(4.1)	—	—	—	—	(232)	(232)
Net issuance of common stock under employee stock plans	0.8	—	(9)	—	(16)	47	22
Recognition of share-based compensation expense	—	—	21	—	—	—	21

BALANCE AT JUNE 30, 2005	167.2	$894	$433	$(99)	$4,546	$(657)	$5,117

BALANCE AT JANUARY 1, 2006	162.9	$894	$461	$(170)	$4,796	$(913)	$5,068
Net income	—	—	—	—	394	—	394
Other comprehensive loss, net of tax	—	—	—	(56)	—	—	(56)

Total comprehensive income							338
Cash dividends declared on common stock ($1.18 per share)	—	—	—	—	(192)	—	(192)
Purchase of common stock	(1.5)	—	—	—	—	(88)	(88)
Net issuance of common stock under employee stock plans	1.1	—	(17)	—	(20)	67	30
Recognition of share-based compensation expense	—	—	33	—	—	—	33
Employee deferred compensation obligations	(0.3)	—	17	—	—	(17)	—

BALANCE AT JUNE 30, 2006	162.2	$894	$494	$(226)	$4,978	$(951)	$5,189

BUSINESS SEGMENT FINANCIAL RESULTS
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)	Business Bank			Retail Bank			Wealth & Institutional Management
	June 30,	March 31,	June 30,	June 30,	March 31,	June 30,	June 30,	March 31,	June 30,
Three Months Ended	2006	2006	2005	2006	2006	2005	2006	2006	2005

Earnings summary:
Net interest income (expense) (FTE)	$333	$314	$351	$161	$155	$153	$39	$38	$36
Provision for loan losses	22	(13)	9	7	6	(3)	(1)	—	1
Noninterest income	71	63	72	54	50	53	86	84	79
Noninterest expenses	177	187	160	152	145	132	95	98	87
Provision (benefit) for income taxes (FTE)	65	59	85	19	18	27	11	8	10
Cumulative effect of change in accounting principle, net of tax	—	—	—	—	—	—	—	(8)	—

Net income (loss)	$140	$144	$169	$37	$36	$50	$20	$8	$17

Net loans charged-off	$11	$11	$21	$8	$5	$5	$—	$—	$3

Selected average balances:
Assets	$39,401	$38,148	$35,270	$6,730	$6,726	$6,427	$3,868	$3,875	$3,620
Loans	38,175	36,883	34,110	6,034	6,016	5,768	3,530	3,533	3,334
Deposits	17,931	18,899	20,352	16,742	16,705	16,874	2,491	2,480	2,414
Liabilities	18,910	19,749	21,091	16,743	16,706	16,864	2,523	2,505	2,422
Attributed equity	2,608	2,557	2,501	836	818	793	452	463	411

Statistical data:
Return on average assets (1)	1.42%	1.51%	1.92%	0.83%	0.82%	1.13%	2.08%	0.84%	1.87%
Return on average attributed equity	21.44	22.54	27.05	17.50	17.50	25.15	17.79	7.00	16.41
Net interest margin (2)	3.48	3.45	4.11	3.86	3.75	3.63	4.43	4.36	4.38
Efficiency ratio	43.95	49.64	37.83	70.76	70.97	64.31	76.05	80.20	75.68

	Finance			Other			Total
	June 30,	March 31,	June 30,	June 30,	March 31,	June 30,	June 30,	March 31,	June 30,
Three Months Ended	2006	2006	2005	2006	2006	2005	2006	2006	2005

Earnings summary:
Net interest income (expense) (FTE)	$(29)	$(27)	$(56)	$(1)	$—	$—	$503	$480	$484
Provision for loan losses	—	—	—	(1)	(20)	(5)	27	(27)	2
Noninterest income	14	17	20	—	1	(5)	225	215	219
Noninterest expenses	—	—	(1)	(19)	19	5	405	449	383
Provision (benefit) for income taxes (FTE)	(8)	(7)	(17)	9	(7)	(4)	96	71	101
Cumulative effect of change in accounting principle, net of tax	—	—	—	—	—	—	—	(8)	—

Net income (loss)	$(7)	$(3)	$(18)	$10	$9	$(1)	$200	$194	$217

Net loans charged-off	$—	$—	$—	$(1)	$1	$—	$18	$17	$29

Selected average balances:
Assets	$5,481	$5,431	$5,192	$1,131	$1,097	$1,126	$56,611	$55,277	$51,635
Loans	26	3	(21)	37	44	43	47,802	46,479	43,234
Deposits	4,987	3,214	338	(130)	(100)	22	42,021	41,198	40,000
Liabilities	13,114	10,969	5,844	175	276	314	51,465	50,205	46,535
Attributed equity	463	470	519	787	764	876	5,146	5,072	5,100

Statistical data:
Return on average assets (1)	N/M	N/M	N/M	N/M	N/M	N/M	1.41%	1.41%	1.68%
Return on average attributed equity	N/M	N/M	N/M	N/M	N/M	N/M	15.50	15.33	16.99
Net interest margin (2)	N/M	N/M	N/M	N/M	N/M	N/M	3.83	3.80	4.09
Efficiency ratio	N/M	N/M	N/M	N/M	N/M	N/M	55.88	64.35	54.49

(1)		Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.

(2)		Net interest margin is calculated based on the greater of average earning assets or average deposits and purchased funds.

FTE	—	Fully Taxable Equivalent

N/M	—	Not Meaningful

MARKET SEGMENT FINANCIAL RESULTS
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)	Midwest & Other Markets			Western			Texas
	June 30,	March 31,	June 30,	June 30,	March 31,	June 30,	June 30,	March 31,	June 30,
Three Months Ended	2006	2006	2005	2006	2006	2005	2006	2006	2005

Earnings summary:
Net interest income (expense) (FTE)	$276	$266	$273	$180	$169	$197	$65	$61	$60
Provision for loan losses	21	(1)	37	2	(5)	(20)	—	(2)	(12)
Noninterest income	155	147	150	34	28	31	19	18	19
Noninterest expenses	252	263	230	110	109	98	54	50	45
Provision (benefit) for income taxes (FTE)	46	41	48	38	32	56	10	10	16
Cumulative effect of change in accounting principle, net of tax	—	(8)	—	—	—	—	—	—	—

Net income (loss)	$112	$102	$108	$64	$61	$94	$20	$21	$30

Net loans charged-off	$15	$11	$25	$3	$2	$5	$1	$1	$(1)

Selected average balances:
Assets	$25,401	$25,116	$25,213	$16,630	$16,358	$13,531	$6,113	$5,652	$5,118
Loans	24,003	23,721	23,878	16,053	15,718	12,947	5,849	5,390	4,945
Deposits	18,271	18,666	18,918	14,898	15,437	16,776	3,683	3,674	3,671
Liabilities	19,141	19,497	19,647	15,033	15,479	16,788	3,690	3,678	3,669
Attributed equity	2,179	2,173	2,134	1,098	1,084	1,041	529	500	462

Statistical data:
Return on average assets (1)	1.76%	1.63%	1.71%	1.52%	1.47%	2.12%	1.30%	1.48%	2.33%
Return on average attributed equity	20.53	18.81	20.24	23.11	22.43	36.26	15.03	16.77	25.81
Net interest margin (2)	4.59	4.53	4.54	4.48	4.33	4.70	4.44	4.55	4.87
Efficiency ratio	58.66	63.66	54.40	51.37	55.48	42.82	64.45	63.65	57.25

	Florida			Finance & Other Businesses			Total
	June 30,	March 31,	June 30,	June 30,	March 31,	June 30,	June 30,	March 31,	June 30,
Three Months Ended	2006	2006	2005	2006	2006	2005	2006	2006	2005

Earnings summary:
Net interest income (expense) (FTE)	$12	$11	$10	$(30)	$(27)	$(56)	$503	$480	$484
Provision for loan losses	5	1	2	(1)	(20)	(5)	27	(27)	2
Noninterest income	3	4	4	14	18	15	225	215	219
Noninterest expenses	8	8	6	(19)	19	4	405	449	383
Provision (benefit) for income taxes (FTE)	1	2	2	1	(14)	(21)	96	71	101
Cumulative effect of change in accounting principle, net of tax	—	—	—	—	—	—	—	(8)	—

Net income (loss)	$1	$4	$4	$3	$6	$(19)	$200	$194	$217

Net loans charged-off	$—	$2	$—	$(1)	$1	$—	$18	$17	$29

Selected average balances:
Assets	$1,855	$1,623	$1,455	$6,612	$6,528	$6,318	$56,611	$55,277	$51,635
Loans	1,834	1,603	1,442	63	47	22	47,802	46,479	43,234
Deposits	312	307	275	4,857	3,114	360	42,021	41,198	40,000
Liabilities	312	306	273	13,289	11,245	6,158	51,465	50,205	46,535
Attributed equity	90	81	68	1,250	1,234	1,395	5,146	5,072	5,100

Statistical data:
Return on average assets (1)	0.29%	1.01%	1.01%	N/M	N/M	N/M	1.41%	1.41%	1.68%
Return on average attributed equity	6.05	20.13	21.56	N/M	N/M	N/M	15.50	15.33	16.99
Net interest margin (2)	2.62	2.80	2.91	N/M	N/M	N/M	3.83	3.80	4.09
Efficiency ratio	55.38	53.21	47.25	N/M	N/M	N/M	55.88	64.35	54.49

(1)		Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.

(2)		Net interest margin is calculated based on the greater of average earning assets or average deposits and purchased funds.

FTE	—	Fully Taxable Equivalent

N/M	—	Not Meaningful